                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                    RMH SALES AND MARKETING CONSULTING, INC.

                  These Bylaws are adopted by this Corporation and are supplemental to the Pennsylvania Business Corporation Law as the same shall from time to time be in effect.

ARTICLE I. NAME AND SEAL

         Section 101. Name. The name of the Corporation is RMH Sales and Marketing Consulting, Inc.

         Section 102. State of Incorporation. The Corporation has been incorporated under the laws of the Commonwealth of Pennsylvania.

         Section 103. Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, the words "Corporate Seal", and the name of the State of Incorporation. The seal may be used by any person authorized by the Board of Directors of the Corporation or by these Bylaws by causing the seal or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

ARTICLE II. REGISTERED AND PRINCIPAL OFFICES.

         Section 201. Registered Office. The registered office of the Corporation in the State of Incorporation shall be 40 Morris Avenue, Bryn Mawr, PA 19010.

         Section 202. Offices. The principal office of the Corporation and any other offices of the Corporation shall be located at such places, within and without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE III. MEETINGS OF SHAREHOLDERS.

         Section 301. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time.

         Section 302. Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday of January, if not a legal holiday, and if a legal holiday, then on the next secular day following. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable statute or regulation.

         Section 303. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the President, or by the shareholders entitled to cast at least five percent (5%) of the vote which all shareholders are entitled to cast at the particular meeting .

         Section 304. Conduct of Shareholders' Meetings. Subject to Section 903 hereof, the Chair shall preside at all shareholders' meetings, or, in his or her absence, the Vice-Chair or President. The officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he or she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation.

ARTICLE IV. DIRECTORS AND BOARD MEETINGS.

         Section 401. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws or by any agreement among the shareholders directed or required to be exercised or done by the shareholders. Notwithstanding the foregoing, pursuant to the terms and conditions of a Shareholders' Agreement among the Corporation, Raymond J. Hansell, MarySue Lucci Hansell, Advanta Partners LP and Glengar International Investments Limited executed or to be executed as of the date of adoption of these Bylaws (the "Shareholders' Agreement"), the authority of the directors of the Corporation shall be restricted as to any Fundamental Change or Major Transaction, as defined below.

         A "Fundamental Change" shall mean any of (i) the sale of all or substantially all of the assets of the Corporation, (ii) the acquisition of a substantial interest in the stock of, or a substantial portion of the assets of, a third party, or committing a substantial portion of the assets of the Corporation in connection with a joint venture with a third party, (iii) the use of more than ten percent (10%) of the Corporation's available working capital to initiate a new business, or (iv) the relocation of the Corporation's headquarters from its present headquarters in Bryn

Mawr, Pennsylvania. The Corporation may only implement a Fundamental Change if such action is authorized by the Corporation's Board of Directors and approved in writing by "AP Investor" and each of the "Principals", as required by, and defined in, the Shareholders' Agreement.

         A Major Transaction shall require the authorization of the majority of the Board of Directors of the Corporation and the separate approval of a majority of the "AP Directors", as required by, and defined in, the Shareholders' Agreement. A "Major Transaction" shall mean any of the following:

         (i)      any Fundamental Change as described above;

         (ii) any merger, consolidation, or division involving the Corporation, or any sale of a substantial portion of the assets of the Corporation's business;

         (iii) issuance by the Corporation of any stock, options, warrants, or other equity securities or instruments convertible into any equity securities of the Corporation;

         (iv) the declaration or payment by the Corporation of any dividends or distributions to its shareholders, or the redemption, purchase or acquisition by the Corporation of any of its shares;

         (v) the granting of any mortgage, pledge, or security interest on any material assets of the Corporation, except for installment sale agreements and equipment leases in the ordinary course of business, or the guarantying by the Corporation of the debt of any other person or entity;

         (vi) incurring any indebtedness of the Corporation in excess of $50,000 in any single transaction or series of related transactions;

         (vii) the expenditure of more than the budgeted amount for capital expenditures in any fiscal year of the Corporation;

         (viii) the acquisition, development, or leasing of any real estate or any space therein;

         (ix) the institution or settlement of any litigation, arbitration, or administrative proceeding involving an amount in controversy more than $25,000;

         (x) hiring any new employee of the Corporation for whom the total annual compensation payable, including base salary, bonuses, and incentive compensation may exceed $125,000;

         (xi) entering into, amending, extending, or terminating any contract (except contracts for telemarketing services entered in the ordinary course of business) involving the potential payment to or by the Corporation of more than $50,000 over the term thereof, or any transaction with any officer, director or shareholder of the Corporation or any affiliate of any officer, director or shareholder of the Corporation, or any contract having a term in excess of one (1) year (unless such contract may be terminated on no more than thirty (30) days notice without payment of any penalty or premium), or any employment contract for which the total annual compensation may exceed $125,000, or any contract materially restricting the Corporation's ability to conduct any material business activities, or any contract or commitment to enter into any other Major Transaction (for the purpose of the foregoing, an "affiliate" of a person shall mean the spouse, parents, siblings, issue or in-laws of such person and any entity controlled by such person or any of the foregoing family members); or

         (xii) any material change in accounting methods or accounting practices of the Corporation.

         Section 402. Nomination for Directors. Directors shall be nominated by AP Investor, the Principals and "Glengar", as required by, and defined in, the Shareholders' Agreement.

         Section 403. Number of Directors. The Board of Directors shall consist of seven (7) directors. The directors shall be elected by the shareholders at the annual meeting of shareholders to serve until the next annual meeting of shareholders. Each director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office as herein provided has otherwise expired, except in the event of his or her earlier resignation or removal.

         Section 404. Resignations. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

         Section 405. Vacancies. Vacancies in the Board of Directors shall be filled by vote of the shareholders, provided that the replacement for a director nominated by AP Investor, the Principals or Lubner shall be nominated by the entity or person nominating the original director. Each person so elected shall serve for the balance of the unexpired term.

         Section 406. Compensation of Directors. No director shall be entitled to any salary as such, but the Board of Directors may fix, from time to time, a reasonable fee to be paid each director for his or her services in attending meetings of the Board.

         Section 407. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day and at such hour as the Board shall from time to time designate. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the directors are elected. Notice of regular meetings of the Board of Directors need not be given.

         Section 408. Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board or the President and shall be called whenever two or more members of the Board so request in writing. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of such meeting.

         Section 409. Reports and Records. The reports of officers and committees shall be filed with the Secretary of the Board. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

         Section 410. Absence or Disqualification of Committee Members. In the absence or disqualification of any member of any committee or committees established by the Board of Directors, the member or members thereof present at any meeting of such committee or committees, and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

         Section 411. Chair of the Board. The directors may choose a Chair of the Board, who shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors.

ARTICLE V. OFFICERS.

         Section 501. Officers. The officers of the Corporation shall be a Chair of the Board, Vice Chair, President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers or assistant officers as the Board of Directors may from time to time deem advisable. Except for the President, Secretary and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. Officers shall be elected by the Board of

Directors at the time and in the manner as the Board of Directors from time to time shall determine. Each officer shall hold office for a term extending until the first regular meeting of the Board of Directors following the annual meeting of shareholders and until his or her successor shall have been elected and shall qualify, except in the event of his or her earlier resignation or removal.

         Section 502. Chair of the Board. The Chair of the Board of Directors shall preside at all meetings of the shareholders and of the Directors at which he or she is present, and shall have such authority and perform such duties as the Board of Directors may from time to time designate.

         Section 503. Vice Chair of the Board. The Vice Chair shall be the Chief Executive Officer of the Corporation and shall prescribe the duties of the other officers and employees and see to the proper performance thereof. He or she shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. As authorized by the Board of Directors, he or she shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all instruments requiring such execution, except to the extent that signing and execution thereof shall have been expressly delegated to some other officer of the Corporation. The Vice Chair of the Board shall perform the duties of the Chair in his or her absence and shall perform such other duties as the Board of Directors or the Chair may from time to time designate.

         Section 504. President. The President shall be the Chief Operating Officer and shall have general supervision of all the departments and business of the Corporation. He or she shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all instruments requiring such execution, except to the extent that signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The President shall perform the duties of the Chief Executive Officer in his or her absence and shall perform such other duties as may be prescribed by the Board of Directors, the Chair or the Chief Executive Officer.

         Section 505. Vice Presidents. The Vice Presidents shall perform such duties and do such acts as may be prescribed by the Board of Directors, the Chief Executive Officer or the President.

         Section 506. Treasurer. The Treasurer shall act under the direction of the Chief Executive Officer. Subject to the direction of the Chief Executive Officer, he or she shall have custody of the Corporation's funds and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Chief Executive Officer, taking appropriate vouchers for such disbursements, and shall on request tender to the Chief Executive Officer, the Chair and the Board of Directors, at its meetings, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

         Section 507. Secretary. The Secretary shall act under the direction of the Chief Executive Officer. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation, and, when authorized by the Chief Executive Officer or the Board of Directors, cause it to be affixed to any instruments requiring it.

         Section 508. Assistant Officers. Any assistant officers elected by the Board of Directors shall have such duties as may be prescribed by the Board of Directors, the Chief Executive Officer, or the officer to whom they are an assistant. Assistant officers shall perform the duties and have the power of the officer to whom they are an assistant in the event of such officer's absence or disability.

         Section 509. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all officers shall be fixed by the Board of Directors.

         Section 510. General Powers. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors and to the restrictions provided for in Article IV, Section 401 contained herein.

ARTICLE VI. PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION.

         Section 601. Personal Liabilities of Directors.

         (a) A director of this Corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

                  (1) the director has breached or failed to perform the duties of his of her office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law; and

                  (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         (b) This Section 601 shall not limit a director's liability for monetary damages to the extent prohibited by the provisions of the Pennsylvania Business Corporation Law.

         Section 602. Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys' fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in Section 604 hereof. Persons who were directors or officers of the Corporation prior to the date this
Section is approved by the shareholders of the Corporation, but who do not hold such office on or after such date, shall not be covered by this Section 602. A director or officer of the Corporation entitled to indemnification under this
Section 602 is hereafter called a "person covered by Section 602 hereof."

         Section 603. Expenses. Expenses incurred by a person covered by
Section 602 hereof in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section 604.

         Section 604. Exceptions. No indemnification under Section 602 or advancement or reimbursement of expenses under Section 603 shall be provided to a person covered by Section 602 hereof (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self-dealing, wilful misconduct or recklessness;
(c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to or for the benefit of such person by an insurance carrier under a policy of officers' and directors' liability insurance whose premiums are paid for by the Corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld. The Board of Directors of the Corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification under
Section 602 or advancement or reimbursement of expenses under Section 603, but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.

         Section 605. Continuation of Rights. The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 606. General Provisions.

         (a) The term "to the fullest extent permitted by applicable law," as used in this Article, shall mean the maximum extent permitted by public policy, common law or statute. Any person covered by Section 602 hereof may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person's option, (i) on the basis of the applicable law on the date this Article was approved by the shareholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought,

         (b) The right of a person covered by Section 602 hereof to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 603 (i) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person,
(ii) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification (as determined by such person) of this Article with respect to events, acts or omissions occurring before such rescission or restrictive modification is adopted.

         (c) If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation's primary banker) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorney's fees and costs) of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

         (d) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any by-law, agreement, vote of shareholders or directors or otherwise, both as to action in such director or officer's official capacity and as to action in another capacity while holding that office.

         (e) Nothing contained in this Article shall be construed to limit the rights and powers the Corporation possesses under Section 1741 to Section 1750 inclusive of the Pennsylvania Business Corporation Law, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the Corporation may otherwise have under applicable law.

         (f) The provisions of this Article may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived, or terminated, in whole or in part, with respect to any person covered by Section 602 hereof by a written agreement signed by the Corporation and such person.

         (g) The Corporation shall have the right to appoint the attorney for a person covered by Section 602 hereof, provided such appointment is not unreasonable under the circumstances, and such appointment is subject to the approval of the indemnified person, which shall not be unreasonably withheld or delayed.

         Section 607. Optional Indemnification. The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Article.

ARTICLE VII. SHARES OF CAPITAL STOCK.

         Section 701. Authority to Sign Share Certificates. Every share certificate shall be signed by the President or one of the Vice Presidents and by the Secretary or one of the Assistant Secretaries.

         Section 702. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if said shareholder shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or President or the Secretary, and (c) satisfied any other reasonable requirements (including, without limitation, providing a surety bond) fixed by the Board of Directors, or the President or the Secretary.

ARTICLE VIII. RESTRICTION ON TRANSFER OF SHARES.

         Section 801. General Rule. A shareholder shall not sell, transfer, or otherwise dispose of the shareholder's shares, except as expressly permitted in the Shareholders' Agreement.

         Section 802. Certificate Legend. All certificates for shares of this Corporation shall have the following legend printed or stamped thereon:

         "This certificate and the shares represented hereby are held subject to the terms, covenants and conditions of an agreement dated May 24, 1996 by and among this Corporation and its then shareholders, as it may be amended from time to time, and neither this certificate, the shares represented hereby, nor any interest in this certificate, or in such shares, may be transferred or disposed of voluntarily, by operation of law or otherwise, except in accordance with the terms and provisions thereof. A copy of said agreement and all amendments thereto is on file and may be inspected at the principal executive offices of the Company."

ARTICLE IX. GENERAL.

         Section 901. Fiscal Year. The fiscal year of the Corporation shall begin on October 1 of each year.

         Section 902. Signing Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer, officers, or other person or persons as the Board of Directors may from time to time designate.

         Section 903. Designation of Presiding and Recording Officers. The directors or shareholders, at any meeting of directors or shareholders, as the case may be, shall have the right to designate any person, whether or not an officer, director or shareholder, to preside over or record the proceedings of such meeting.

         Section 904. Record Date. The Board of Directors may fix any time whatsoever (provided the date is not more than sixty (60) days, except in the case of an adjourned meeting) prior to the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, or to vote at any such meeting. The Board of Directors may fix any time whatsoever (whether or not the same is more than sixty (60) days) prior to the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of shareholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

         Section 905. Text of Proposed Resolution in Written Notice. Whenever the language of a proposed resolution is included in a written notice to shareholders, the shareholders' meeting considering the resolution may adopt it with such clarifying or other amendments as do not enlarge its original purpose, without further notice to shareholders not present in person or by proxy.

         Section 906. Absentee Participation in Meetings. One or more directors or shareholders may participate in a meeting of the Board of Directors, or of a committee of the Board, or a meeting of the shareholders, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

         Section 907. Emergency Bylaws. In the event of any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, and until the termination of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of these
Bylaws:

         (a) A special meeting of the Board of Directors may be called by any officer or director upon one (1) hour's notice, and

         (b) The director or directors in attendance at the meeting shall constitute a quorum.

         Section 908. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not effect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

ARTICLE X. AMENDMENT OR REPEAL.

         Section 1001. Amendment or Repeal by Shareholers. These Bylaws are subject to the Shareholders' Agreement. No amendment to these Bylaws which would be contrary to said Shareholders' Agreement as then in effect shall be valid or effective.

         Section 1002. Recording Amendments and Repeals. The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or repeal and a notation of whether such amendment or repeal was adopted by the shareholders or the Board of Directors.


ARTTCLE XI. ADOPTION OF BYLAWS AND RECORD OF AMENDMENTS AND REPEALS.

         Section 1101. Adoption and Effective Date. These Bylaws have been adopted as the Bylaws of the Corporation as of the 24th day of May, 1996, and shall be effective as of said date.

         Section 1102. Amendments or Repeals.



                    Date Ammended
Section Involved    or Repealed                        Adopted By
- ----------------    -------------                      ----------

                    RMH SALES AND MARKETING CONSULTING, INC.

                      UNANIMOUS CONSENT IN WRITING IN LIEU
                      OF A SPECIAL MEETING OF SHAREHOLDERS


        The undersigned, being all the shareholders of RMH Sales and Marketing Consulting, Inc. (the "Corporation"), do hereby waive notice, and consent to the resolution set forth below:

        RESOLVED, that the following be and they hereby are elected as Directors, each to serve until the next annual meeting of shareholders and until his or her successor shall be elected and shall qualify.


                               Anthony P. Brenner

                               Mitchell L. Hollin

                               Raymond J. Hansell

                             MarySue Lucci Hansell

                                  Derek Lubner

        WITNESS, the signatures of the undersigned as evidence of their unanimous consent in writing to the action taken in the foregoing resolutions as of the 24th day of May. 1996.

ADVANTA PARTNERS LP
By AP CAPITAL, INC., general partner

By: /s/ Mitchell L. Hollin                   /s/ Raymond J. Hansell
    --------------------------------         -----------------------------------
    Name: Mitchell L. Hollin                 RAYMOND J. HANSELL
    Title: Vice President


GLENGAR INTERNATIONAL INVESTMENTS
LIMITED

By: /s/ Ian C. Crosby                        /s/ MarySue Lucci Hansell
    --------------------------------         -----------------------------------
    Ian C. Crosby                            MARYSUE LUCCI HANSELL
    Director: Montblanc (Director) Limited
    Sole corporate director: Glengar
    International Investments Limited